Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT
(excluding Harbinger F&G, LLC, Spectrum Brands Holdings, Inc. and their respective subsidiaries)

The foregoing does not constitute a complete list of all subsidiaries of the registrant. The subsidiaries that have been omitted (other than Harbinger F&G, LLC, Spectrum Brands Holdings, Inc. and their respective subsidiaries) do not, if considered in the aggregate as a single subsidiary, constitute a “Significant Subsidiary” as defined by the Securities and Exchange Commission.

Name	Place of Incorporation

HGI Funding LLC	USA (Delaware)
Zap.Com Corporation	USA (Nevada)

HARBINGER F&G, LLC, SPECTRUM BRANDS HOLDINGS, INC.
AND THEIR RESPECTIVE SUBSIDIARIES

HARBINGER F&G, LLC

Subsidiary	Jurisdiction

Fidelity & Guaranty Life Assignment, LLC	USA (Maryland)
Fidelity & Guaranty Life Brokerage, Inc.	USA (Maryland)
Fidelity & Guaranty Life Business Services, Inc.	USA (Delaware)
Fidelity & Guaranty Life Holdings, Inc.	USA (Delaware)
Fidelity & Guaranty Life Insurance Agency, Inc.	USA (Maryland)
Fidelity & Guaranty Life Insurance Company	USA (Maryland)
Fidelity & Guaranty Life Insurance Company of New York	USA (New York)
Front Street Holdco Ltd.	Bermuda
Front Street Re Ltd.	Bermuda
FS Holdco Ltd.	Bermuda
Harbinger F&G, LLC	USA (Delaware)
HGI Real Estate, LLC	USA (Delaware)
Raven Reinsurance Company	USA (Vermont)

SPECTRUM BRANDS HOLDINGS, INC.

Subsidiary	Jurisdiction

Anabasis Handelsgesellschaft GmbH	Germany
APN Holdings Company, Inc.	USA (Delaware)
Applica Americas, Inc.	USA (Delaware)
Applica Asia Limited	USA (Delaware)
Applica Canada Corporation	Canada
Applica Consumer Products, Inc.	USA (Delaware)
Applica de Colombia Limitada	Colombia
Applica Manufacturing, S. de R.I. de C.V.	Mexico
Applica Mexico Holdings, Inc.	USA (Delaware)
Applica Servicios de Mexico, S. De R.L. de C.V.	Mexico
Best Products Ltd.	United Kingdom
Best Way Distribuadora de Bens da Consumo Ltda.	Brazil
Carmen Ltd.	United Kingdom
Corporacion Applica de Centro America, Ltda.	Costa Rica

Subsidiary	Jurisdiction

DB Online, LLC	USA (Hawaii)
DH Haden Ltd.	United Kingdom
Distribuidora Rayovac Guatemala, S.A.	Guatemala
Distribuidora Rayovac Honduras, S.A.	Honduras
Distribuidora Ray-O-Vac/VARTA, S.A. de C.V.	Mexico
8 in 1 Pet Products GmbH	Germany
Home Creations Direct, Ltd.	USA (Delaware)
Household Products Chile Comercial Limitada	Chile
HP Delaware, Inc.	USA (Delaware)
HPG LLC	USA (Delaware)
Ipojuca Empreendimentos e Participações S.A.	Brazil
Maanring Holding B.V.	Netherlands
Microlite S.A.	Brazil
Minera Vidaluz, S.A. de C.V.	Mexico
Mountain Breeze, Ltd.	United Kingdom
Ningbo Baowang Battery Co., Ltd.	China
Paula Grund. mbH & Co. Vermietungs-KG	Germany
Pifco Canada Ltd.	Canada
Pifco Ltd.	United Kingdom
Pifco Overseas Ltd.	Hong Kong
Pile D’Alsace S.A.S.	France
PPC Industrues Ltd.	BVI
Rayovac (UK) Limited	United Kingdom
Rayovac Argentina S.R.L.	Argentina
Rayovac Brasil Participações Ltda.	Brazil
Rayovac Chile Sociedad Comercial Ltda.	Chile
Rayovac Costa Rica, S.A.	Costa Rica
Ray-O-Vac de Mexico, S.A. de C.V.	Mexico
Rayovac Dominican Republic, S.A.	Dominican Republic
Rayovac El Salvador, S.A. de C.V.	El Salvador
Rayovac Europe GmbH	Germany
Rayovac Europe Limited	United Kingdom
Rayovac Far East Limited	Hong Kong
Rayovac Foreign Sales Corporation	Barbados
Rayovac Guatemala, S.A.	Guatemala
Rayovac Honduras, S.A.	Honduras
Rayovac Overseas Corp.	Cayman Islands
Rayovac PRC	Cayman Islands
Rayovac Venezuela, S.A.	Venezuela
Rayovac-VARTA S.A.	Colombia
Remdale Investments Limited	BVI
Remington Asia	BWI
Remington Consumer Products	United Kingdom
Remington Consumer Products (Ireland) Ltd.	Ireland
Remington Products Australia Pty. Ltd.	Australia
Remington Products New Zealand Ltd.	New Zealand

Subsidiary	Jurisdiction

ROV German General Partner GmbH	Germany
ROV German Limited GmbH	Germany
ROV Holding, Inc.	USA (Delaware)
ROV International Finance Company	Cayman Islands
ROVCAL, INC.	USA (California)
Russell Hobbs Deutschland GmbH	Germany
Russell Hobbs France S.A.S.	France
Russell Hobbs Holdings Ltd.	United Kingdom
Russell Hobbs Ltd.	United Kingdom
Russell Hobbs Towers Ltd.	United Kingdom
Russell Hobbs, Inc.	USA (Delaware)
Salton Australia Pty. Ltd.	Australia
Salton Brasil Comércio, Importação e Exportação de Produtos Eletro-Eletrônicos Ltda.	Brazil
Salton Holdings, Inc.	USA (Delaware)
Salton Hong Kong Ltd.	Hong Kong
Salton International CV	Netherlands
Salton Italia Srl.	Italy
Salton Nominees Ltd.	United Kingdom
Salton NZ Ltd.	Australia
Salton Productos Espana SA	Spain
Salton S.a.r.l.	Luxembourg
Salton UK	United Kingdom
Salton UK Holdings	United Kingdom
SB/RH Holdings, LLC	USA (Delaware)
Schultz Company	USA (Missouri)
Seed Resources, L.L.C.	USA (Michigan)
Spectrum Brands (Hong Kong) Limited	Hong Kong
Spectrum Brands (Shenzhen) Ltd.	China
Spectrum Brands Asia	Cayman Islands
Spectrum Brands Canada Inc.	Canada (Federal)
Spectrum Brands Europe GmbH	Germany
Spectrum Brands HK1 Limited	Hong Kong
Spectrum Brands HK2 Limited	Hong Kong
Spectrum Brands Holding B.V.	Netherlands
Spectrum Brands Holdings, Inc.	USA (Delaware)
Spectrum Brands Lux SarL	Luxembourg
Spectrum Brands Mauritius Limited	Mauritius
Spectrum Brands Schweiz GmbH	Switzerland
Spectrum Brands, Inc.	USA (Delaware)
Spectrum China Business Trust	China
Spectrum Jungle Labs Corporation	USA (Texas)
Spectrum Neptune CA Holdco Corporation	Canada (Nova Scotia)
Spectrum Neptune Holding Company GP, Ltd.	Canada (Nova Scotia)
Spectrum Neptune Holding Company, LP	Canada (Ontario)
Spectrum Neptune US Holdco Corporation	USA (Delaware)
Tetra (UK) Limited	United Kingdom

Subsidiary	Jurisdiction

Tetra Aquatic Asia Pacific Private Limited	Singapore
Tetra France S.A.S.	France
Tetra GmbH	Germany
Tetra Holding (US), Inc.	USA (Delaware)
Tetra Holding GmbH	Germany
Tetra Italia S.r.L.	Italy
Tetra Japan K.K.	Japan
Toastmaster de Mexico S.A.	Mexico
Toastmaster Inc.	USA (Missouri)
Tofino Investment Limited	BVI
United Industries Corporation	USA (Delaware)
United Pet Group, Inc.	USA (Delaware)
United Pet Polska Sp.Z.o.o.	Poland
VARTA B.V.	Netherlands
VARTA Baterie Sp. Z.o.o	Poland
VARTA Baterie spol.s r.o.	Czech Republic
VARTA Baterie spol.s r.o.	Slovakia
VARTA Batterie Ges.m.b.H	Austria
VARTA Batterie S.r.L.	Italy
VARTA Consumer Batteries A/S	Denmark
VARTA Consumer Batteries GmbH & Co. KGaA	Germany
VARTA Ltd.	United Kingdom
VARTA Pilleri Ticaret Ltd. Sirketi	Turkey
VARTA Rayovac Remington S.r.L.	Romania
VARTA Remington Rayovac d.o.o.	Croatia
VARTA Remington Rayovac Finland OY	Finland
VARTA Remington Rayovac Norway AS	Norway
VARTA Remington Rayovac Spain S.L.	Spain
VARTA Remington Rayovac Sweden AB	Sweden
VARTA Remington Rayovac Trgovina d.o.o.	Slovenia
VARTA Remington Rayovac Unipessoal Lda.	Portugal
VARTA S.A.S	France
VARTA-Hungaria Kereskedelmi es Szolgaltato KFT	Hungary
VRR Bulgaria EOOD	Bulgaria
ZAO “Spectrum Brands” Russia	Russia
Zoephos International N.V.	Netherlands Antilles